                                                           News Release
                                                                                                               Cory T. Walker
October 19, 2009                                                                                  Chief Financial Officer
                                                                                                              (386) 239-7250

BROWN & BROWN, INC.
ANNOUNCES 1% INCREASE IN NET INCOME

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) today announced its net income and net income per share for the third quarter of 2009.

Net income for the third quarter of 2009 was $40,961,000, or $0.29 per share, compared with $40,593,000, or $0.29 per share for the same quarter of 2008.  Total revenue for the third quarter ended September 30, 2009 was $243,766,000, compared with 2008 third-quarter revenue of $247,029,000.

Total revenue for the nine months ended September 30, 2009 was $753,715,000, compared with total revenue for the nine months ended September 30, 2008 of $745,464,000.  Net income for the nine-month period ended September 30, 2009 was $129,641,000, or $0.91 per share, compared with $132,751,000, or $0.94 per share for the same period of 2008.

J. Powell Brown, President and Chief Executive Officer of Brown & Brown, Inc., noted, “In light of a very challenging operating environment, our team continues to deliver for our clients.  Our results are a reflection of significant shrinkage in insurable exposure units and a soft rate environment.”

Jim W. Henderson, Vice Chairman and Chief Operating Officer of the Company, added, “The anticipated improvement in economic conditions and the stabilization of the P&C marketplace are factors that we feel will contribute to a more favorable M&A environment going forward.  We also hope to see some promising opportunities with respect to employee benefits agencies.”

Brown & Brown, Inc. and its subsidiaries offer a broad range of insurance and reinsurance products and services, as well as risk management, third party administration, managed health care, and Medicare set-aside services and programs. Providing service to business, public entity, quasi-public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States’ sixth largest independent insurance intermediary. The Company’s Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to future financial results and to acquisition opportunities. These statements are not historical facts, but instead represent only the Company’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results and condition, as well as its other achievements, are contained in the Company’s filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the effects of legislative and regulatory changes in Florida pertaining to the insurance industry, including those relating to coastal property coverages; the competitive environment; the integration of the Company’s operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; the potential occurrence of a disaster that affects certain areas of the States of California, Florida, Indiana, Michigan, New Jersey, New York, Pennsylvania, Texas and/or Washington, where significant portions of the Company’s business are concentrated; and the cost and impact on the Company of previously disclosed regulatory inquiries regarding industry and Company practices with respect to compensation received from insurance carriers. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

# # #

Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
  (in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2009	2008	2009	2008
REVENUES
Commissions and fees	$243,016	$243,766	$751,575	$736,129
Investment income	175	1,228	945	5,136
Other income, net	575	__2,035	1,195	4,199
Total revenues	243,766	247,029	753,715	745,464

EXPENSES
Employee compensation and benefits	119,607	122,172	369,573	363,873
Non-cash stock-based compensation	1,732	1,819	5,243	5,563
Other operating expenses	35,523	36,405	107,007	101,993
Amortization	12,468	12,281	37,372	34,789
Depreciation	3,323	3,391	9,955	9,929
Interest	3,622	3,867	10,888	11,045
Total expenses	176,275	179,935	540,038	527,192

Income before income taxes	67,491	67,094	213,677	218,272

Income taxes	26,530	26,501	84,036	85,521

Net income	$ 40,961	$ 40,593	$129,641	$132,751

Net income per share:
Basic	$0.29	$0.29	$0.92	$0.94
Diluted	$0.29	$0.29	$0.91	$0.94

Weighted average number of shares outstanding:
Basic	137,279	136,409	137,052	136,157
Diluted	137,671	136,941	137,403	136,718

Dividends declared per share	$0.075	$0.07	$0.225	$0.21

Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Commissions and Fees(1)
Three Months Ended September 30, 2009
  (in thousands)
(unaudited)

	Quarter Ended 9/30/09	Quarter Ended 9/30/08	Total Net Change	Total Net Growth %	Less Acquisition Revenues	Internal Net Growth $	Internal Net Growth %

Florida Retail	$ 35,008	$ 40,025	$ (5,017)	(12.5)%	$ -	$ (5,017)	(12.5)%
National Retail	80,962	77,217	3,745	4.8%	7,394	(3,649)	(4.7)%
Western Retail	26,279	26,774	(495)	(1.8)%	2,725	(3,220)	(12.0)%
Total Retail	142,249	144,016	(1,767)	(1.2)%	10,119	(11,886)	(8.3)%

Wholesale Brokerage	34,809	36,491	(1,682)	(4.6)%	277	(1,959)	(5.4)%

Professional Programs	12,451	11,582	869	7.5%	-	869	7.5%
Special Programs	34,790	33,433	1,357	4.1%	892	465	1.4%
Total National Programs	47,241	45,015	2,226	4.9%	892	1,334	3.0%

Services	8,296	7,917	379	4.8%	-	379	4.8%

Total Core Commissions
and Fees (1)	$232,595	$233,439	$ (844)	(0.4)%	$ 11,288	$ (12,132)	(5.2)%
	====	=====	====		====	=====

Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
for the Three Months Ended September 30, 2009 and 2008
(in thousands)
(unaudited)

	Quarter Ended 9/30/09	Quarter Ended 9/30/08
Total core commissions and fees(1)	$232,595	$233,439
Contingent commissions	10,421	9,730
Divested business	-	597

Total commission & fees	$243,016	$243,766
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(1)

Total core commissions and fees are our total commissions and fees less (i) profit-sharing contingent commissions (revenue derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), and (ii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$ 186,247	$ 78,557
Restricted cash and investments	158,843	144,750
Short-term investments	8,219	7,511
Premiums, commissions and fees receivable	238,525	244,515
Deferred income taxes	-	14,171
Other current assets	36,487	33,528
Total current assets	628,321	523,032

Fixed assets, net	62,324	63,520
Goodwill	1,063,357	1,023,372
Amortizable intangible assets, net	477,541	495,627
Other assets	6,579	14,029
Total assets	$2,238,122	$2,119,580
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LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Premiums payable to insurance companies	$ 349,777	$ 357,707
Premium deposits and credits due customers	48,224	43,577
Accounts payable	14,987	18,872
Accrued expenses	83,493	96,325
Current portion of long-term debt	11,464	6,162
Total current liabilities	507,945	522,643

Long-term debt	250,589	253,616

Deferred income taxes, net	107,996	90,143

Other liabilities	16,898	11,437

Shareholders’ equity:
Common stock, par value $0.10 per share; authorized 280,000 shares; issued and outstanding 142,046 at 2009 and 141,544 at 2008	14,205	14,154
Additional paid-in capital	265,324	250,167
Retained earnings	1,075,161	977,407
Accumulated other comprehensive income	4	13

Total shareholders’ equity	1,354,694	1,241,741

Total liabilities and shareholders’ equity	$2,238,122	$2,119,580
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